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                                   EXHIBIT 21

                                                                                              STATE OR OTHER
                                                                                               JURISDICTION
   SUBSIDIARIES AND                                                                              IN WHICH
AFFILIATES OF MAPCO INC.                                                                       INCORPORATED
------------------------                                                                       ------------
      MAPCO Alaska Inc........................................................................    Alaska
      MAPCO Alaska Petroleum Inc..............................................................    Alaska
      MAPCO Ammonia Pipeline Inc..............................................................    Delaware
      MAPCO Canada Inc. ......................................................................    Alberta
      MAPCO Canada Energy Inc. ...............................................................    Canada
      MAPCO Energy L.L.C......................................................................    Delaware
      MAPCO Energy Services LLC...............................................................    Delaware
      MAPCO Equities Inc. ....................................................................    Delaware
      MAPCO Express Inc.......................................................................    Alaska
      MAPCO Express Inc.......................................................................    Delaware
      MAPCO Fertilizer Inc. ...............................................................       Delaware
      MAPCO Gas Inc. .........................................................................    Delaware
      MAPCO Gathering & Transportation, L.L.C.................................................    Oklahoma
      MAPCO Impressions Inc. .................................................................    Oklahoma
      MAPCO Inc. .............................................................................    Nevada
      MAPCO Indonesia Inc. ...................................................................    Delaware
      MAPCO International Inc.................................................................    Delaware
      MAPCO Minerals Corporation..............................................................    Delaware
      MAPCO Natural Gas Liquids Inc.  ........................................................    Delaware
      MAPCO Petroleum Inc.....................................................................    Delaware
      MAPCO Petroleum Pipeline Systems, Inc...................................................    Delaware
      MAPCO Supply & Trading LLC..............................................................    Delaware
      Alaska Blimpie Co-op, Inc. .............................................................    Delaware
(1)   Ark City Tank Storage Company...........................................................    Arkansas
(2)   Bi-Phase Technologies, L.L.C............................................................    Delaware
      Clean Fueling Technologies, Inc.........................................................    Texas
      Denali Pipeline Company.................................................................    Alaska
(3)   Discovery Producer Services LLC.........................................................    Delaware
(3)   Discovery Gas Transmission LLC..........................................................    Delaware
      ESPAGAS USA Inc.........................................................................    Delaware
      ESPAGAS, S.A. de C.V....................................................................    Mexico
      Servicios DE ESPAGAS, S.A. de C.V.......................................................    Mexico
(4)   Farmers Thermogas of Southern Kentucky..................................................    Kentucky
      FleetOne Inc............................................................................    Delaware
      FleetOne de Mexico, S.A. de C.V.........................................................    Mexico
      Servicios FleetOne de Mexico, S.A. de C.V...............................................    Mexico
      FleetOne, L.L.C.........................................................................    Delaware
      Gas Supply, L.L.C.......................................................................    Delaware
      Juarez Pipeline Company.................................................................    Delaware
      Mid-America Pipeline Company............................................................    Delaware
      Nationwide Direct Fuel Network, L.L.C...................................................    Oklahoma
(5)   Rio Grande Pipeline Company, PT.........................................................    Texas




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
(6)   Seminole Pipeline Company...............................................................    Delaware
(4)   Shelby Energy Thermogas, L.L.C..........................................................    Kentucky
      The MAPCO Foundation Inc................................................................    Oklahoma
      Thermogas Company.......................................................................    Delaware
      Thermogas Energy LLC....................................................................    Delaware
      TouchStar Technologies, L.L.C...........................................................    Delaware
(7)   TouchStar Technologies, Ltd.............................................................    England
      TouchSystems (Pty) Ltd..................................................................    South Africa
      Touch Systems (Australia) Pty. Ltd......................................................    Australia
      TouchStar Europe, B.V. o.i..............................................................    Netherlands
(8)   Aurex Sp. zo.o..........................................................................    Poland
      Valley Towing Service, Inc..............................................................    Tennessee

------------------------------------


(1)   50% stock ownership by MAPCO Petroleum Inc.
(2)   80% stock ownership by MAPCO Inc.
(3)   50% ownership by MAPCO Energy, L.L.C.
(4)   50% ownership by Thermogas Company
(5)   45% ownership by Juarez Pipeline Company
(6)   A consolidated affiliate with 80% ownership effective as of 1/91.
(7)   Formerly, ACS Data Limited
(8)   49% ownership by TouchStar Technologies, L.L.C.




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